EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-191694, 333-191761 and 333-209118 on Form S-8 of Prudential Bancorp, Inc. of our reports dated December 17, 2021, relating to our audits of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Prudential Bancorp, Inc. for the year ended September 30, 2021.

/s/ SR Snodgrass, P.C.

Cranberry Township, Pennsylvania

December 17, 2021